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                                                                   EXHIBIT 10.23

                       SUPPLEMENTAL RETIREMENT AGREEMENT


                 This Agreement made and entered into this _______ day of _______________19__, by and between UNITED COMPANIES FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Louisiana, hereinafter called the "Company", represented herein by its duly authorized undersigned ____________ and __________, a resident of the lawful age of majority of the Parish of East Baton Rouge, State of Louisiana, hereinafter called the "Executive", provides as follows:

                 WHEREAS, the Executive has been employed as an executive officer of the Company and/or one or more of its subsidiaries, and is presently employed by the Company as __________________________________________________
and

                 WHEREAS, the Executive's service has contributed significantly to the success and growth of the Company; and

                 WHEREAS, the ability and experience of the Executive are of such value to the Company that the Company wishes to adequately compensate the Executive for his past and future services by providing special retirement benefits to him; and

                 NOW, THEREFORE, in consideration of the Executive's past and future services and the mutual promises and covenants set forth herein, the Company and the Executive agree as follows:


                               SCOPE OF AGREEMENT

                   The Executive will continue in the employ of the Company in such capacity, with such duties and responsibilities, and with such compensation as set forth in the Employment Agreement.

                   The benefits provided by this Agreement are granted by the Company as additional benefits to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these additional benefits.


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                               RETIREMENT BENEFIT

                   If the Executive continues in the employment of the Company until attaining age 55 and terminates employment for any reason other than death on or after attaining age 55 but prior to or upon attaining age 65 ("Normal Retirement Date"), the Company shall pay to him, an annual amount stated in Appendix A based on his last attained age, payable monthly for a period of ten (10) years. The first monthly payments will be due on the first day of the month following his Normal Retirement Date and the remaining monthly payments will be due on the first day of each month thereafter.

                   If the Executive continues employment beyond age 65, payments will not begin until his actual termination of employment which occurs for any reason other than death ("Late Retirement Date"). At the Late Retirement Date, the annual benefit payable at age 65 under Appendix A will be adjusted, assuming a simple interest rate of 6%, compounded annually from the date the Executive attained age 65 until his Late Retirement Date. The Company shall pay to him the adjusted amount monthly for a period of ten (10) years beginning on the first day of the month following the Executive's Late Retirement Date and the remaining monthly payments will be due on the first day of each month thereafter. Notwithstanding the foregoing, if the Executive continues in the employment of the Company until attaining age 70, the last day of the month in which the Executive attains age 70 will be deemed to be his Late Retirement Date for purposes of this Agreement, and payments will begin under this section on the first day of the month following such date as if the Executive had retired, even if he is still employed by the Company.

                   If the Executive dies after the applicable retirement date under Section 2.1 or 2.2, but prior to the completion of payment of the 120 monthly payments specified therein, the remaining payments shall be continued to such beneficiary or beneficiaries as the Executive may have designated in a written beneficiary designation executed by him and filed with the Company. In the absence of any effective written beneficiary designation filed with the Company, any such monthly payments remaining unpaid at the death of the Executive shall be payable to the duly qualified executor or administrator of the Executive's estate.





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                              CONSULTING SERVICES

                   It is mutually agreed that, during the ten (10) year period beginning on the day following his retirement from active service, the Executive shall, at the request of the Company, be available at reasonable times to render services to the Company in an advisory or consulting capacity similar to the services rendered by the Executive prior to retirement. The Executive may be required to travel from whatever place he may then be living or staying for the purpose of such consultation and all expenses incurred by him for such travel shall be paid by the Company. A request for consulting services made by the Company must be reasonable with respect to time, place, notice and scope and shall be limited to locations within the continental United States. The Executive shall not be considered in default hereof if he is unable to consult because of a mental or physical disability.



                           DEATH PRIOR TO RETIREMENT

                 In the event the Executive dies while employed by the Company at any time after the date of this Agreement but prior to his Normal Retirement Date or Late Retirement Date, whichever is applicable, no benefit will be payable under this Agreement.





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                    CONDITIONS GOVERNING RECEIPT OF BENEFITS

                   In the event that, at any time prior to the date the Executive attains age 55, the employment of the Executive with the Company shall be terminated (a)_because of his voluntary resignation or other voluntary termination, or (b)_"for cause" under the terms of the Employment Agreement, this Agreement shall terminate on the date his employment is so terminated, and no benefits or payments of any kind shall made hereunder.

                   In the event that, at any time prior to the date the Executive attains age 65, the employment of the Executive with the Company shall be terminated involuntarily for any reason other than death, disability or "for cause" under the terms of the Employment Agreement, he shall be entitled to receive the benefit payable under Section 2.1, when he attains age 65 except that in the event that such payment is subject to the provisions of
Section 280G of the Internal Revenue Code ("Code") of 1986 the amount payable under this Agreement shall be reduced, if necessary, to the amount which is deductible under Chapter 1 of the Code.

                   If the Executive becomes disabled prior to attaining age 65, the benefits set forth in Section 2.1 shall become payable at the time the Executive attains age 65 in the manner indicated under that section, provided he is still so disabled at that time. If the Executive becomes disabled and entitled to benefit under this section, but returns to full-time employment with the Company, this section shall have no effect unless the Executive again becomes disabled while in the employment of the Company prior to attaining age 65 and qualifies for the deferred benefit under this section.

                   For purposes of this Article, the Executive is considered disabled only if he is eligible for disability benefits under any long-term disability plan maintained by the Company; however, the Employment Agreement between the Executive and the Company shall not be considered a disability plan maintained by the Company. In the event that there is no such long-term disability plan, the Executive shall be considered disabled if he is unable to perform the essential duties of his position and if such inability to perform is expected to result in death or to be for a long and indefinite duration, as determined by a physician selected by the Company.





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                             UNFUNDED AND UNSECURED

                   The rights of the Executive and his beneficiary(ies) under this Agreement are purely contractual and shall not be funded or secured in any way. Payments to the Executive or his beneficiary(ies) hereunder shall be made only from the general assets of the Company, and no person, other than the Company, shall have, by virtue of this Agreement, any interest in such assets. Such assets are available to satisfy the claims of the Company's general creditors and, to the extent any person acquires a right to receive payments from the Company under the terms of this Agreement, such rights shall be no greater than the right of any unsecured general creditor of the Company.

                   The Company, in its discretion, may acquire an insurance policy or policies insuring the life of the Executive from which it can satisfy its obligation to make benefit payments pursuant to this Agreement. However, it is expressly understood that any such policy, if acquired, does not create any account or fund separate from the ordinary assets of the Company, and neither the Executive nor his beneficiary(ies) may look to any such policy(ies) as the fund from which benefits hereunder are to be paid. Any such policy so acquired for the convenience of the Company may be the sole and exclusive property of the Company, with the Company named as applicant, owner, and beneficiary thereof; provided further, any such policy shall not be held in trust or as collateral security for the benefit of the Executive or his beneficiary(ies), nor is any representation made herein that such policy, if acquired, will be used to provide benefits under this Agreement. Neither the Executive nor his beneficiary(ies) shall have any beneficial ownership interest in, or preferred or other claim against the life insurance policy, if acquired, on account of this Agreement.



                           ADMINISTRATION AND CLAIMS

                   The Company, in its sole discretion, shall make all determinations as to rights to benefits under this Agreement, the interpretation of the terms and provisions of this Agreement and all other issues related to this Agreement. Any decision by the Company denying a claim for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive or his beneficiary(ies) having made such claim. Such decision shall set forth the specific reasons for the denial and shall notify the Executive or his beneficiary(ies), as appropriate, of the opportunity for a full and fair review of the decision denying such claim.

                   Any notice, consent, or demand required or permitted to be given under the terms of this Agreement shall be in writing, and shall be signed by the party giving or making the same.





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The effective date of such notice, consent, or demand as applicable to the addressee shall be the date of receipt by the addressee or date of mailing, if the notice is mailed.

                   If the Executive and the Company are unable to resolve a dispute concerning this Agreement, the dispute shall be reviewed through the arbitration procedure and in accordance with the following:

                          (A) The Company will ask the United States Federal Mediation and Conciliation Service ("FMCS") to provide a list of seven names of neutral and experienced arbitrators who reside in the State of Louisiana. Upon receipt of this list, a single arbitrator will be selected by agreement between the Company and the Executive, or, if no agreement can be reached, by alternatively striking names from the list until a single name remains. The arbitrator will schedule a hearing at which the facts surrounding the dispute can be presented.

                          (B) Upon written request of either the Company or the Executive, the names, addresses and telephone numbers of witnesses who will testify at the hearing and copies of any documents to be presented to the arbitrator at the hearing must be provided to the requesting party within five (5) working days of the other party's receipt of the request.

                          (C) The Executive may retain legal counsel or represent himself at the hearing. Although the fees and expenses of the arbitrator will be paid by the Company in all cases, expenses incurred by the Executive in arbitration, including attorney fees, must be paid by the Executive.

                          (D) During the hearing, both the Company and the Executive will have the opportunity to call witnesses on their behalf, question witnesses presented by the other party, present relevant documentary evidence, make closing arguments to the arbitrator and file briefs as the arbitrator may allow. The rules of procedure of the FMCS and the Federal Arbitration Act will apply, and the arbitrator will have full authority to make any necessary rulings.

                          (E) This arbitration provision and all of its procedures are considered to be the mandatory and exclusive method by which an Executive may dispute a claim under the Agreement. The Company and the Executive accept that this arbitration provision is final and binding, and no other procedure, for example, litigation or an administrative proceeding, may be pursued to redress complaints growing out of this





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                                  Agreement.  However, an arbitrator's award
                                  may be enforced or set aside in accordance with the Federal Arbitration Act.

                          (F) This provision will be interpreted in accordance with the Federal Arbitration Act and FMCS regulations.

                                NON-ALIENABILITY

                 Neither the Executive nor any beneficiary(ies) under this Agreement shall have any power or right to transfer, assign, anticipate, pledge, mortgage, commute or otherwise encumber in advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for the payment of any debts or judgments or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

                          PARTICIPATION IN OTHER PLANS

                 Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in any pension, profit-sharing, or other plan or plans the Company may now or hereafter provide.

                              BENEFITS AND BURDENS

                 This Agreement shall be binding on and inure to the benefit of the Executive and his legal representative, and it shall be binding on the Company and any successor organization that shall succeed to substantially all the Company's assets, by merger, consolidation, or otherwise.

                                  REVOCABILITY

                 The Company and the Executive may agree, in writing, to amend or revoke this Agreement at any time.





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                           NOT AN EMPLOYMENT CONTRACT

                 This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision herein restrict the right of the Company to discharge or otherwise terminate the Executive, or restrict the right of the Executive to terminate his employment, in accordance with the terms of the Employment Agreement.

                              GOVERNING LAW, ETC.

                   This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, where it is made and is to be performed. It sets forth the entire agreement between the parties concerning the subject matter thereof, and any amendment hereto shall be made only in writing.

                   A waiver of one or more provisions of this Agreement shall not affect any other provisions of this Agreement, such that the remaining provisions will remain in full force and effect.

                   Except as expressly provided to the contrary in this Agreement, each section, paragraph, term or provision of this Agreement, should be considered severable; and if, for any reason, any section, paragraph, term or provision herein is determined to be invalid and contrary to, or in conflict with any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation of or affect the remaining sections, paragraphs, terms or provisions of this Agreement, and the latter shall continue to be in full force and effect and bind the parties hereto; in such invalid sections, paragraphs, terms and/or provisions shall be deemed not to be part of this Agreement.


                 IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the day and year first above written in the presence of the undersigned competent witnesses.


WITNESSES:                              UNITED COMPANIES FINANCIAL
                                        CORPORATION

                                        BY:
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